UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2009

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GOLDEN RIVER RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-16097	98-007697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Offices) (Zip Code)
61-3-8532-2860
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01:     Completion of Acquisition or Disposition of Assets

On March 17, 2009, Golden River Resources Corporation, a Delaware corporation (the “Company”), entered into an agreement with Acadian Mining Corporation (TSX: ADA) ("Acadian") to subscribe in a private placement transaction for up to 338,111,334 common shares ("Offering") in Acadian for aggregate gross investment of up to C$10 million. The Offering is contemplated to close in two or more tranches.

Pursuant to this agreement and the receipt of approval from the Toronto Stock Exchange, the Company and Acadian completed the second tranche of the offering with Acadian issuing 21,058,129 shares of common stock to the Company in exchange for C$552,542, taking the Company’s interest in Acadian to 19.89%.

For more information regarding the Agreement, please see the Company's Current Report on Form 8-K filed March 20, 2009, which is incorporated herein by reference.

The Company will file the financial statements of Acadian, in accordance with Rule 8-04(b) of Regulation S-X, within 75 days of the completion of the second tranche.

Item 8.01:     Other Events

On June 9, 2009, Acadian shareholders at the annual and special meeting approved the private placement transaction for 338,111,334 common shares to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN RIVER RESOURCES CORPORATION (Company)

By:

/s/ Peter Lee
Peter Lee
Secretary

Dated:	June 10, 2009